Exhibit 4(b)

Form of Global Note for 3.300% Notes Due 2024

This Note is a global security and is registered in the name of CEDE & CO., as nominee of the Depositary, The Depository Trust Company. Unless and until this Note is exchanged for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary or a nominee of the Depositary to the Depositary or another depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WAL-MART STORES, INC.

3.300% NOTES DUE 2024

Number A-	CUSIP No.:931142DP5
$	ISIN No.:US931142DP52
Common Code:104276628

WAL-MART STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware, and any successor corporation pursuant to the Indenture (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of                      DOLLARS (subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto) on April 22, 2024 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, computed on the basis of a 360-day year consisting of twelve 30-day months, semi-annually in arrears on April 22 and October 22 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on October 22, 2014, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note from April 22, 2014 or from the most recent April 22 or October 22 to which interest has been paid or duly provided for, with the first interest period for this Note to commence on October 22, 2014 and the first interest payment date to be April 22, 2015. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note is registered (the “Holder”) at the close of business on the preceding April 8, in the case of an Interest Payment Date of April 22, and on the preceding October 8, in the case of an Interest Payment Date of October 22 (each, a “Record Date”).

Reference is made to the further provisions of this Note set forth on the succeeding sections hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to in Section 1 hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents by manual or facsimile signature under its corporate seal, attested by its Secretary, one of its Assistant Secretaries, its Treasurer or one of its Assistant Treasurers by manual or facsimile signature.

WAL-MART STORES, INC.

By:
	Name:	Steven R. Zielske
	Title:	Senior Vice President, Finance & Capital Markets

[SEAL]	Attest:
		Name:	Anthony D. George
		Title:	Senior Associate General Counsel, Finance and Assistant Secretary

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

WAL-MART STORES, INC.

3.300% NOTES DUE 2024

1. Indenture; Notes. This Note is one of a duly authorized series of Securities of the Company designated as the “3.300% Notes Due 2024” (the “Notes”), initially issued in an aggregate principal amount of $1,000,000,000 on April 22, 2014 and, as a result of the further issuance of $                     aggregate principal amount of Notes on                     , issued in an aggregate principal amount of $                     as of                     . Such series of Securities has been established pursuant to, and is one of an indefinite number of series of debt securities of the Company, issued or issuable under and pursuant to, the Indenture, dated as of July 19, 2005, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006 (the “Indenture”), by and between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes and of the terms upon which this Note is, and is to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.

All capitalized terms which are used but not defined in this Note shall have the meanings assigned to them in the Indenture.

The Company may, without the consent of the Holders, issue additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issue, issue price and the date from which interest payments thereon shall accrue) so that such additional Securities shall be consolidated and form a single series with the Notes; provided, however, that no additional Securities of any existing or new series may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder.

2. Ranking. The Notes shall constitute the senior, unsecured and unsubordinated debt obligations of the Company and shall rank equally in right of payment among themselves and with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company.

3. Payment of Overdue Amounts. The Company shall pay interest, calculated on the basis of a 360-day year consisting of twelve 30-day months, on overdue principal and overdue installments of interest, if any, from time to time on demand at the interest rate borne by the Notes to the extent lawful.

4. Place and Method of Payment. The Company shall pay principal of and interest on the Notes at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the person entitled thereto at such person’s address as it appears on the Registry for the Notes.

5. Defeasance of the Notes. Sections 11.02, 11.03 and 11.04 of the Indenture shall apply to the Notes.

6. Redemption; No Sinking Fund.

At any time prior to January 22, 2024, the Notes shall be redeemable, either as a whole or in part, at the option of the Company, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, and

•	the sum of the present values of the Remaining Scheduled Payments, plus accrued and unpaid interest to, but excluding, the redemption date.

In determining the present value of the Remaining Scheduled Payments, the Company shall discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Applicable Treasury Rate plus 12.5 basis points.

“Applicable Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue. In determining this rate, the Company shall assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means each of Citigroup Global Markets Inc., Goldman, Sachs & Co. or J.P. Morgan Securities LLC and their respective successors as may be appointed from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Goldman, Sachs & Co. or J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer by 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to the Notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

At any time on or after January 22, 2024, the Notes shall be redeemable, either as a whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date therefor.

Any Notes to be redeemed by the Company shall be redeemed in accordance with the provisions of Article Four of the Indenture, including, without limitation, the requirement that any notice of redemption must be mailed to each registered holder of the Notes being redeemed at least 30 days but not more than 60 days prior to the redemption date. The Notes shall not be otherwise redeemable prior to maturity.

The Notes are not subject to a sinking fund.

7. Amendment and Modification. Article Nine of the Indenture contains provisions for the amendment or modification of the Indenture and the Notes without the consent of the Holders in certain circumstances and requiring the consent of Holders of not less than a majority in aggregate principal amount of the Notes and Securities of other series that would be affected in certain other circumstances. However, the Indenture requires the consent of each Holder of the Notes and Securities of other series that would be affected for certain specified amendments or modifications of the Indenture and the Notes. These provisions of the Indenture, which provide for, among other things, the execution of supplemental indentures, are applicable to the Notes.

8. Event of Default; Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Notes shall occur and be continuing, then the aggregate principal amount of the Notes of this series may be declared by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this series then Outstanding to be, and, in certain cases, may automatically become, immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that, in the event of such an acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of all of the Notes of this series then Outstanding, voting as a separate class, in accordance with the provisions of, and in the circumstances provided by, the Indenture, may rescind and annul such acceleration and its consequences with respect to all of the Notes.

9. Absolute Obligation. No reference herein to the Indenture and no provisions of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the coin or currency herein prescribed.

10. Form and Denominations; Global Notes; Definitive Notes. The Notes are being issued in registered form without interest coupons in denominations of $2,000 and integral multiples of

$1,000 in excess thereof. The Notes are being issued in the form of one or more global notes (each, a “Global Note”), evidencing all or any portion of the Notes and registered in the name of DTC or its nominee (including their respective successors) as Depositary under the Indenture. The Notes shall be issued in certificated form (each, a “Definitive Note”) only in the following limited circumstances: (1) the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under applicable law, and a successor depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility; (2) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable for Definitive Notes; or (3) an Event of Default has occurred and is continuing with respect to the Notes, in each such case this Note shall be exchangeable for Definitive Notes in an equal aggregate principal amount. Such Definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

11. Registration, Transfer and Exchange.

As provided in the Indenture and subject to certain limitations therein set forth, the Company shall provide for the registration of the Notes and the transfer and exchange of the Notes, whether in global or definitive form. At the option of the Holders, at any office or agency designated and maintained by the Company for such purpose (the “Transfer Agent”) pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any transfer tax or other governmental charges imposed in connection therewith, the Notes may be transferred or exchanged for an equal aggregate principal amount of the Notes of like tenor and of other authorized denominations upon surrender and cancellation of the Notes upon any such transfer.

The Company, the Trustee and any agent of the Company or of the Trustee may deem and treat the Holder as the absolute owner of this Note (whether or not the Notes shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such Holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Note.

Notwithstanding the preceding paragraphs of this Section 11, any registration of transfer or exchange of a Global Note shall be subject to the terms of the legend appearing on the initial page thereof.

12. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Company arising under or set forth in the Notes or under the Indenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

13. Appointment of Agents. The Bank of New York Mellon Trust Company, N.A. is hereby appointed (i) the Registrar for the purpose of registering the Notes and transfers and exchanges of the Notes pursuant to the Indenture and this Note, (ii) Paying Agent pursuant to Section 3.04 of the Indenture and (iii) Transfer Agent with respect to the Notes at its offices in the Borough of Manhattan, The City of New York.

14. Notices. If the Company is required to give notice to the Holders of the Notes pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in Section 1.06 of the Indenture.

15. Separability. In case any provision of the Indenture or the Notes shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions thereof and hereof shall not in any way be affected or impaired thereby.

16. GOVERNING LAW. THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

For the value received, the undersigned hereby assigns and transfers the within Note, and all rights thereunder, to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoints
to transfer this Note on the books of Wal-Mart Stores, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Date:

Signature Guarantee

The signature(s) should be Guaranteed by an Eligible Guarantor Institution pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

* * * * *

The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT ENT -	as joint tenants with right of survivorship and not as tenants in common

	UNIF GIFT MIN ACT -	Custodian under the Uniform Gifts to Minors Act
(Cust) (Minor) (State)

Additional abbreviations may also be used although not in the above list.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Change	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian